United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEW FOUND SHRIMP, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

20-8926549

 (I.R.S. Employer Identification No.)

7830 Inishmore Drive

 Indianapolis, IN  46214

(Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [x]

Securities Act registration statement file number to which this form relates:  No:  333-175692

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $.00001

EXPLANATORY NOTE

This Amendment No. 1 to the original Form 8-A filed by Registrant on July 5, 2012 is solely to correct typographical errors inadvertently included in the original filing.

Item 1.  Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-175692) as filed with the Securities and Exchange Commission on July 21, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, and is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit Number and Description

3.1

Amended Articles of Incorporation (1)

3.2

Bylaws (2)

10.1

Consulting Agreement with New Opportunity Business Solutions (3)

Consulting Agreement with Apollo Holdings, Ltd. (4)

Consulting Agreement with Raven Holding, Inc. (5)

14

Code of Ethics (6)

(1),(2),(6)  Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-175692) on July 21, 2011.

(3) Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-175692) on July 21, 2011.

(4), (5) Incorporated herein by reference from the Registrant’s Form 10-Q filed with the Securities and Exchange Commission (SEC File No 333-175692) on May 15, 2012.  Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of July 2012.

NEW FOUND SHRIMP, INC.

By:  /s/ David R. Cupp

David R. Cupp

Principal Executive Officer, Principal Accounting Officer,

Chief Financial Officer, Secretary, Chairman of the Board of Directors